UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORWOOD FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

[Norwood Financial Corp. letterhead]

March 20, 2008

Dear Stockholder:

On behalf of the Board of Directors and management of Norwood Financial Corp., I invite you to attend our 2008 Annual Meeting of Stockholders. The Annual Meeting will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 22, 2008, at 11:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business we expect to act upon at the Annual Meeting. I will also report on our operations. Our directors and officers, as well as representatives of Beard Miller Company LLP, our independent auditors, will be present to respond to stockholder questions.

You will be asked to elect three directors and to ratify the appointment of Beard Miller Company LLP as our independent auditors for the fiscal year ending December 31, 2008. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy Card. Also, you may vote in person at the meeting if you so choose. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Sincerely,
/s/ William W. Davis, Jr.
William W. Davis, Jr. President and Chief Executive Officer

NORWOOD FINANCIAL CORP.

717 MAIN STREET

HONESDALE, PENNSYLVANIA  18431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2008

The Annual Meeting of Stockholders of Norwood Financial Corp., will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 22, 2008, at 11:00 a.m., local time, for the following purposes:

1.	To elect three directors; and

2.	To ratify the appointment of Beard Miller Company LLP as our independent auditors for the fiscal year ending December 31, 2008;

all as set forth in the Proxy Statement accompanying this notice, and to transact any other business that may properly come before the Annual Meeting. The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 14, 2008, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

A copy of our Annual Report for the year ended December 31, 2007 is enclosed.

Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders can vote by written proxy card. Also, you may vote in person at the Annual Meeting if you so choose. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Lewis J. Critelli
LEWIS J. CRITELLI Secretary

Honesdale, Pennsylvania

March 20, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. IF YOU ARE VOTING BY WRITTEN PROXY CARD, A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

NORWOOD FINANCIAL CORP.

717 MAIN STREET

HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS

APRIL 22, 2008

GENERAL

This proxy statement and the accompanying proxy card are being mailed to stockholders of Norwood Financial Corp. commencing on or about March 20, 2008, in connection with the solicitation by our Board of Directors of proxies for use at our 2008 Annual Meeting of Stockholders which will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 22, 2008, at 11:00 a.m., local time.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.10 par value (the “Common Stock”), as of the close of business on March 14, 2008 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 2,740,149 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director and a vote “FOR” the ratification of the appointment of Beard Miller Company LLP as our independent auditors.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common

Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

Participants in the Wayne Bank Employee Stock Ownership Plan

If you are a participant in the Wayne Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as the shares for which the trustees have received timely voting instructions, provided that in the absence of any voting directions as to allocated stock, the Board of Directors of the Bank will direct the ESOP trustees as to the voting of all shares of stock in the ESOP. The deadline for returning your voting instruction form to the ESOP trustees is April 18, 2008.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except nominees from whom you specifically withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of Beard Miller Company LLP as our independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to report on their ownership to Securities and Exchange Commission. A person is the beneficial owner of shares of Common Stock over which he or she has or shares voting or investment power or which he or she has the right to acquire at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding

Wayne Bank Trust Department 717 Main Street Honesdale, Pennsylvania 18431	211,197	(1)	7.7%

(1)

The Wayne Bank Trust Department has sole voting and dispositive power over 211,197 shares. Excludes 238,197 shares held in seven trusts for which the Bank acts as trustee but as to which it does not have voting power. The shares for which the Wayne Bank Trust Department has sole voting power are expected to be voted for the election of the nominees listed under Proposal 1 and for the ratification of auditors (Proposal 2).

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members, each of whom also serves as a director of our principal subsidiary, Wayne Bank. Our Articles of Incorporation provide that the Board of Directors must be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, each of the successors of the directors whose terms expire at the meeting will be elected to serve for a term of three years expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which the successor director was elected.

Daniel J. O’Neill, Dr. Kenneth A. Phillips and Gary P. Rickard (collectively, the “Nominees”) have been nominated by the Board of Directors for terms of three years each. The Nominees currently serve as directors of the Company and have consented to serve, if elected.

The persons named as proxies in the enclosed proxy card intend to vote for the election of the nominees listed below, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote for the election of such person as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there is no substitute nominee, the size of the Board of Directors may be reduced.

The following table sets forth the names, ages, positions with the Company, terms of, and length of board service, number and percentage ownership of the Common Stock for:

•	each of the persons nominated for election as directors of the Company at the Annual Meeting;
•	each other director of the Company who will continue to serve as director after the Annual Meeting; and
•	each executive officer.

Beneficial ownership of the executive officers and directors of the Company as a group, is also set forth below.

Name and Position	Age(1)	Year First Elected or Appointed(2)	Current Term Expires	Common Stock Beneficially Owned as of Record Date(3)	Percent of Class

BOARD NOMINEES FOR TERMS TO EXPRIE IN 2011

Daniel J. O’Neill Director	70	1985	2008	11,132	*
Dr. Kenneth A. Phillips Director	57	1988	2008	6,265	*
Gary P. Rickard Director	66	1978	2008	30,538	1.1%

DIRECTORS CONTINUING IN OFFICE

William W. Davis, Jr. Director, President and Chief Executive Officer	63	1996	2009	77,408	2.7%
John E. Marshall Director and Chairman of the Board	70	1983	2009	27,320 (4)	1.0%
Susan Gumble-Cottell Director	50	2006	2009	601	*
Richard L. Snyder Director	67	2000	2010	6,952 (4)	*
Ralph A. Matergia Director	58	2004	2010	2,553 (4)	*
Andrew A. Forte Director	49	2007	2010	315	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Lewis J. Critelli Executive Vice President, Secretary and Chief Financial Officer	48	Na	Na	45,848	1.6%
Edward C. Kasper Senior Vice President	60	Na	Na	34,973	1.2%
Joseph A. Kneller Senior Vice President	61	Na	Na	12,728	*
John H. Sanders Senior Vice President	50	Na	Na	16,057	*
All directors, nominees and executive officers as a group (13 persons)				272,690 (5)	9.5%

*	Less than 1% of the Common Stock outstanding.
(1)	As of December 31, 2007.
(2)	Refers to the year the individual first became a director of the Company or the Bank.

(footnotes continued on following page)

(3)

Unless otherwise noted, the directors, executive officers and group named in the table have sole or shared voting power or investment power with respect to the shares listed in the table. The share amounts include shares of Common Stock that the following persons may acquire through the exercise of stock options within 60 days of the Record Date: William W. Davis, Jr. – 35,288, John E. Marshall - 500, Gary P. Rickard – 1,025, Richard L. Snyder – 3,802, Daniel J. O’Neill – 1,025, Dr. Kenneth A. Phillips – 3,802, Susan Gumble-Cottell – 500, Ralph A. Matergia – 1,025, Lewis J. Critelli – 29,275, Edward C. Kasper – 22,240, Joseph A. Kneller – 5,725 and John H. Sanders – 8,875.

(4)

Excludes 160,243 shares of Common Stock held under the Wayne Bank Employee Stock Ownership Plan (“ESOP”) for which such individuals serve as the ESOP trustees. Such shares are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duty of the trustees. Beneficial ownership is disclaimed with respect to such ESOP shares held in a fiduciary capacity.

(5)	Includes 113,082 shares of Common Stock which all continuing directors, nominees and executive officers as a group may acquire through the exercise of options within 60 days of the Record Date.

Biographical Information

The principal occupation during the past five years of each director, nominee for director, and executive officer of the Company is set forth below. Unless otherwise stated, all directors, nominees, and executive officers have held their present positions for five years.

Nominees for Director:

Daniel J. O’Neill is an Adjunct Professor at Wilkes University, the retired Superintendent of the Wayne Highlands School District, Honesdale, Pennsylvania, and Commander 28th Infantry Division (Retired).

Dr.  Kenneth A. Phillips is an optometrist in Waymart, Pennsylvania.

Gary P. Rickard is a partner of Clearfield Farms, Honesdale, Pennsylvania, a dairy farm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

William W. Davis, Jr. is President and Chief Executive Officer of the Company and the Bank.

John E. Marshall is president of Marshall Machinery, Inc., Honesdale, Pennsylvania, a local compact tractor and light industrial dealer.

Susan Gumble-Cottell is the President and Chief Executive Officer of Gumble Brothers, Inc., a building materials supplier located in Paupack, Pennsylvania.

Richard L. Snyder is a retired executive and certified public accountant. He served in a number of executive positions with Pricewaterhouse Coopers LLP, Bell Equipment/Alcom Combustion Company, and most recently with Phillip Morris Companies, Inc.

Ralph A. Matergia is a founding partner of the law firm of Matergia and Dunn in Stroudsburg, Pennsylvania with which he has practiced for over 25 years. He has served as the Solicitor for the Borough of Stroudsburg since 1979 and as Solicitor for the Monroe County Treasurer for over 25 years.

Andrew A. Forte is the President of Forte, Inc., a family owned corporation which operates the Stroudsmoor Country Inn, a hospitality and banquet facility in Stroudsburg, Pennsylvania. He is a Certified Public Accountant, who practiced public accountancy with KPMG Peat Marwick as an Audit Manager through June 1985.

Executive Officers Who Are Not Directors:

Lewis J. Critelli is Executive Vice President, Secretary and Chief Financial Officer of the Company and the Bank. Prior to December 1998, Mr. Critelli has served in a variety of capacities with the Company and the Bank.

Edward C. Kasper is Senior Vice President of the Company and Senior Vice President and head of Corporate Banking for the Bank.

Joseph A. Kneller is Senior Vice President of the Company and Senior Vice President - Information Systems of the Bank. Prior to December 1998, Mr. Kneller served as Vice President of the Bank.

John H. Sanders is Senior Vice President of the Company and Senior Vice President and head of Retail Banking for the Bank.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Directors Snyder, Phillips, Matergia, Marshall, Rickard, O’Neill, Gumble-Cottell and Forte are independent under the independence standards of The Nasdaq Global Market on which the Common Stock is currently listed. In determining the independence of directors, the Board of Directors considered the deposit and loan relationships which various directors have with Wayne Bank and certain business relationships between Wayne Bank and organizations in which certain directors have an interest. In determining whether Mr. Matergia is independent, the Board of Directors considered work occasionally done by his law firm for the Bank but determined that due to the small volume of work done, his independence was not affected. There are no members of the Audit Committee who do not meet the independence standards of the The Nasdaq Global Market for Audit Committee members and no members of the Audit Committee are serving under any exceptions to these standards.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank. During the fiscal year ended December 31, 2007, the Board of Directors of Norwood Financial Corp. held four regular meetings and the Board of Directors of the Wayne Bank held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors of the Company and committees on which such director served during the fiscal year ended December 31, 2007.

Audit Committee. The Audit Committee is comprised of Directors Snyder, Phillips, Matergia, Gumble-Cottell and Forte.The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the listing requirements for The Nasdaq Global Market.

The Board of Directors has adopted a written audit charter which was included as an appendix to the proxy statement for the 2007 Annual Meeting of Stockholders. A current copy of the Audit Committee charter is not available on our website. The Audit Committee is a standing committee and, among other matters, is responsible for developing and maintaining the Company’s audit program. The Audit Committee also meets with the Company’s independent auditors to discuss the results of the annual audit and any related matters.

In addition to regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Audit Committee met four times during the fiscal year ended December 31, 2007.

Compensation Committee. The Compensation Committee consists of Directors Marshall, Matergia and Snyder. This standing committee met once during the fiscal year ended December 31, 2007 to review the compensation of the chief executive officer and other executive officers. The members of the Compensation Committee are independent in accordance with the listing requirements of The Nasdaq Global Market. For a discussion of the committee’s processes and procedures for determining director and executive officer compensation, see the “Compensation Discussion and Analysis” below. The Compensation Committee has not adopted a written charter.

Audit Committee Financial Expert

The Board of Directors has determined that Richard L. Snyder, a member of the Company’s Audit Committee, is an “Audit Committee Financial Expert” as that term is defined in the Securities Exchange Act of 1934. The Board of Directors has also determined that Mr. Snyder is independent as that term is used in the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Directors Marshall, Matergia and Snyder at December 31, 2007. Director Marshall is Chairman of the Board of the Company and the Bank and serves as Chairman of the Compensation Committee. Members of the Compensation Committee are non-employee directors of the Company and the Bank. No member of the Committee or any other director is, or was during 2007, an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves. None of the executive officers of the Company is, or was during 2007, a member of the board of directors or a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Director Nomination Process

The Nominating Committee consists of Directors Marshall, Matergia and Snyder, each of whom is independent within the meaning of the rules of The Nasdaq Global Market. The Nominating Committee met once during the year ended December 31, 2007. The Board of Directors has adopted a charter for the nominating committee which was included as an appendix to the proxy statement for the 2007 Annual Meeting of Stockholders. The Nominating Committee Charter is not available on our website.

The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Wayne Bank. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the Committee’s nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

To be considered in the Committee’s selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. The Committee believes potential directors should be stockholders, should have the highest personal and professional integrity and should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. In addition, directors are accessible to stockholders on an informal basis throughout the year and formally at the Annual Meeting. The Board encourages, but does not require, directors to attend the Annual Meeting of Stockholders. All directors then serving attended the 2007 Annual Meeting of Stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives

The Company’s compensation programs are designed to effectively attract, retain, motivate and reward Named Executive Officers (NEOs) and all employees for their performance. The Company believes in maintaining a competitive compensation package to insure continuity of the management team with the goal of increasing shareholder value over the long-term.

The objectives of the compensation package include the following:

•

Create an overall compensation package that is competitive with those offered by other financial institutions in our market area while providing appropriate incentives for the achievement of short and long term performance goals.

•	Encourage achievement of short-term performance goals through cash incentive programs
•	Use stock incentive plans to reward long-term performance and align interests of management with stockholders
•	Encourage long-term management continuity and loyalty through the accrual of post-employment benefits

Financial services is a competitive industry and the Company operates in a market area which is headquarters to many other community banks as well as much larger institutions. The NEOs officer compensation package is therefore structured to keep the current team in place. The Company feels this is important due to the following attributes of the NEOs:

•	In depth knowledge of the local markets
•	Familiarity with Norwood’s operations
•	Strong customer relationships
•	Management succession planning
•	Proven success
•	Over ten consecutive years of earnings growth and dividend increases

The Company has a balanced package of short-term cash based compensation and longer-term stock based plans and retirement plans. The Company’s Executive Compensation package includes the following key elements:

•	Base Salary
•	Cash Incentive Bonus Plan
•	Long Term Equity-Based Incentive Compensation
•	Employment and Change-In-Control Agreements
•	Post-Employment and Retirement Programs
•	Insurance and Other Benefits
•	Perquisites and other Personal Benefits

Administration of Compensation Program

The Compensation Committee of the Company is responsible for the administration of the compensation program of the President and Chief Executive Officer, Executive Vice President, Secretary and Chief Financial Officer and the other Named Executive Officers.

The Compensation Committee meets in December of each year to determine annual salary adjustments, cash bonus and stock option awards for NEOs. The Company does not have a formal policy addressing each specific type of compensation.

The Committee does consider a variety of factors as it evaluates compensation for each NEO, including:

•	Overall company performance as compared to budget and prior year’s performance;
•	Bank regulatory examination results;
•	Bank performance metrics compared to peers, including return on assets, return on equity, charge-offs, level of non-performing loans and efficiency ratio; and
•	The individual achievements of each NEO in their respective areas of responsibility.

In establishing base salaries and increases, the committee has access to various compensation surveys to ensure a competitive salary level. These include:

•	The Conference Board Salary increase survey
•	The Nash and Company PA Bank and Thrift Compensation Report
•	SNL Executive Compensation Review

The Company does not specifically benchmark compensation to any specific group of companies.

Annual salary increases are generally made in amounts deemed necessary to maintain the competitiveness of the salary structure. Absent a material increase in duties or a significant change in the economic or competitive landscape, salaries are not increased materially from year to year.

At each meeting, Mr. Davis discusses with the Committee the performance evaluations of each of the NEOs excluding himself, and presents his recommendations. Mr. Davis is not present for any discussion involving his compensation.

Depending on the Company’s performance for the year, the Compensation Committee establishes a cash incentive bonus pool based on a percentage of pre-tax earnings. Specific bonus amounts are awarded to each NEO based on performance. The Company realizes that all employees contribute to its success, and therefore, cash bonuses are also distributed to employees at all levels based on merit. The Company has never been required to materially adjust or restate the pre-tax earnings on which the bonus pool has been calculated and does not have a policy regarding the adjustment or recovery of bonuses in such an event.

The Committee also grants stock option awards under the Norwood Financial Corp. 2006 Stock Option Plan. The Stock Option Plan was designed to provide long-term incentives to NEOs, directors and other key employees that contribute to the success of the Company. The ten-year life of the options is structured to retain the NEOs and promote the long-term success of the Company.

The Board of Directors believes that equity-based compensation is important in aligning the interests of management with those of shareholders and has established the Wayne Bank Employee Stock Ownership Plan and 2006 Stock Option Plan to help it achieve this objective. Although each of the NEOs has a substantial personal investment in the Common Stock, the Board of Directors does not have formal equity ownership requirements or guidelines for executive officers.

Components of Compensation Program

The components of compensation for 2007 are as follows:

Salary

As a result of the Company’s ongoing success and the continuity of the management team, current base salary levels are above the median. The Compensation Committee approved a 3.75% increase in salaries at the December meeting. This level was based on information from the Conference Board which indicated commercial banks would increase officer salaries by 3.75%. NEOs salary increases ranged from 2.6% to 3.3%. Messrs. Davis and Critelli currently have base salary amounts under their employment agreements of $226,000 and $141,500, respectively, with minimum annual increases of $6,000 and $3,000, respectively.

Bonus

For 2007, the Board approved a bonus pool equal to 4.3% of pre-tax earnings to be distributed to all NEOs, other officers and employees. Historically, this bonus pool percentage has varied from 4.1% to 4.3% of pre-tax earnings. In establishing this bonus pool, the Committee considered the 10.2% increase in earnings, improvement in ROA, ROE, the efficiency ratio and loan quality as compared to the prior year.

Stock Based Awards

The Compensation Committee approved stock option awards under the Norwood Financial Corp 2006 Stock Option Plan. The purpose of the plan is to provide incentives and rewards to officers, employees and directors that contribute to the success and growth of the Company. In 2007, a total of 18,000 options were granted to 19 key employees including the NEOs. Of the total options granted in 2007, 18,000, which represents .65% of total shares outstanding, related to the Company’s 2007 performance. The NEOs were awarded 50% of the total options granted. The percentage awarded to NEOs has declined over time as more key employees have been included in the plan.

Timing of Grants

Stock awards are typically granted annually as part of the individual performance review process. This takes place at the Compensation Committee Meeting in December. The full board ratifies the actions of the Committee in December and establishes the grant date. The exercise price is based upon the last sale price of the Company’s stock at the closing on the effective date of grant or if there is no trading on such date then the last trading day prior to such date of grant As described above, grants for 22,000 shares were awarded effective December 31, 2007.

Retirement and Severance Arrangements

The Company has salary continuation plan agreements (SCP) with each NEO. The agreements provide that upon termination of employment on or after reaching age 62, or following a change-in-control, if earlier, the NEOs will be eligible to receive annual retirement benefits as detailed in the Pension Benefits Table below. The SCP was initially established in 1999. Benefit amounts were calculated based on the amount of supplemental retirement income needed to allow the NEO to retire on approximately 40-75% of projected final salary when such supplemental benefit is added to the Company’s qualified retirement plans and social security. The range of 40% to 75% of final salary is based on total years of service with the Company from inception date of the plan. The target supplemental salary levels payable at normal retirement age as follows: up to 15 years of service – 40%, 15-25 years – 65% and 25 or more – 75%.

The NEOs participate in the Bank’s defined contribution profit-sharing and 401(k) Plan which is open to all employees over the age of 21 after one year of employment. The 401(k) Plan permits employees to make pre-tax contributions of between 2% and 10% of their compensation to their accounts in the 401(k) Plan and the Bank will match the first 2% of the contribution. In addition, in December 2007, the Compensation Committee approved an additional corporate contribution equal to 8% of each eligible employee’s compensation. The Committee considers the financial performance of the Company when it sets the Company’s annual contribution under the plan. For each NEO, the Company contributed a total of 10% of the NEO’s base salary to the Plan, the same percentage as for all eligible employees who contributed at least 2% of their compensation to their account.

Each of the NEOs participate in the Employee Stock Ownership Plan (ESOP) which is open to all employees who have met the eligibility requirements. The Company makes discretionary annual contributions to the ESOP in an amount necessary to service the loan outstanding to the ESOP. As the loan has been paid down, shares have been released from pledge and allocated to the accounts of participants based upon their base salary in relation to the total salary of all participants under the Plan subject to certain “top hat” rules which limit the amount that can be allocated to highly compensated employees. (See Note 8 of Notes to the Consolidated Financial Statements in the 2007 Annual Report to Stockholders.)

As part of the long-term compensation package, the Company and the Bank have entered into three-year employment agreements with Messrs. Davis and Critelli. The agreements have a two step change-in-control trigger under which, in case of a voluntary termination within 30 days of a change-in-control or an involuntary termination or voluntary termination for good reason during the six months before or within one year after a change-in-control, the NEO would be paid a lump sum amount equal to three times the five-year average of his annual compensation less $1.00. We believe that the change-in-control provision is desirable in order to ensure that Messrs. Davis and Critelli remain focused on the interests of the Company and its shareholders in the event of a pending change-in-control. In the event of a change in control, the Company will indemnify the NEOs for any 20% tax penalties that may be incurred by them for amounts payable that exceed the limitations under Sections 280G and 4999 of the Code. If the Company terminated Messrs. Davis or Critelli, without just cause, they would be entitled to a payment of salary for amounts due under the agreement with a minimum severance payment of one year’s salary.

The Bank has entered into change-in-control severance agreements with Messrs. Kasper, Sanders and Kneller which provide for severance payments upon their termination of employment in connection with a change-in-control in the same circumstances as in the Employment Agreements of Messrs. Davis and Critelli. The NEOs have severance protection upon termination of employment following a change-in-control of two times their current annual compensation. See “Potential Payments upon Termination or Change-in-Control.”

The Compensation Committee balances short-term and long-term compensation for the NEOs. Long term compensation includes stock option grants, salary continuation plan and other benefits available to all employees which include contributions to 401(k) Plan, ESOP and life insurance. For 2007, the target range for short-term compensation as a percentage of total compensation was 68% to 76% with long-term compensation at 24% to 32% of total compensation. We believe this formula is competitive within our market place and peer group.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with Management. Based on foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

John E. Marshall, Chairman
Ralph A. Matergia
Richard L. Snyder

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last two fiscal years by our principal executive officer, principal financial officer and each other executive officer whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2007 exceeded $100,000 for services rendered in all capacities to Norwood Financial Corp. and Wayne Bank. We do not have any plans providing for stock awards or non-equity incentive compensation to the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation(3)	Total

William W. Davis, Jr.	2007	$234,000	$80,000	$35,652	$19,995	$42,314	$411,961
President and Chief Executive Officer	2006	226,000	70,000	22,722	58,045	56,797	433,564

Lewis J. Critelli	2007	$151,500	$50,000	$28,762	$17,517	$26,430	$274,208
Executive Vice President,	2006	146,500	43,000	17,041	16,250	42,094	264,885
Secretary and Chief Financial Officer

Edward C. Kasper	2007	$117,000	$32,000	$17,826	$31,314	$22,652	$220,792
Senior Vice President	2006	114,000	30,000	11,361	29,040	33,640	218,041

John H. Sanders	2007	$103,000	$17,500	$12,358	$8,328	$17,977	$159,163
Senior Vice President	2006	100,000	15,000	8,521	7,722	26,705	157,948

Joseph A. Kneller	2007	$101,000	$13,000	$12,358	$17,514	$18,467	$162,339
Senior Vice President	2006	98,500	12,000	8,521	16,241	27,298	162,360

(1)

Based on the dollar amount recognized by the Company as expense for financial reporting purposes with respect to each fiscal year. For 2007, includes expense of $2.71 and $8.09 per option granted in April and December, 2006, respectively. For 2006, includes $5.41 per option granted in April, 2006. For assumptions used in determining the value of the options, see Note 12 of Notes to the Consolidated Financial Statements in the 2007 Annual Report to Stockholders.

(2)	Consists of increase in actuarial present value of benefits under Salary Continuation Plan.
(3)	All other compensation consists of the following:

		Life Ins.
	401k Matching	Premiums	ESOP Allocations
	Contribution	Paid	No. of Shares	Value at $31.25/share	Total

William W. Davis, Jr.	$23,400	$5,164	440	$13,750	$42,314
Lewis J. Critelli	15,150	727	335	10,553	26,430
Edward C. Kasper	11,700	2,384	272	8,568	22,652
John H. Sanders	10,300	716	221	6,962	17,977
Joseph A. Kneller	10,100	2,004	202	6,363	18,467

Grants of Plan-Based Awards. The following tables set forth certain information with respect to plan-based awards granted to the Named Executive Officers. All grants were made under the Norwood Financial Corp. 2006 Stock Option Plan.

Name	Grant Date	Board Action Date*	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards

William W. Davis, Jr.	12/31/07	12/11/07	3,000	$31.25	$20,970

Lewis J. Critelli	12/31/07	12/11/07	2,500	31.25	17,475

Edward C. Kasper	12/31/07	12/11/07	1,500	31.25	10,485

John H. Sanders	12/31/07	12/11/07	1,000	31.25	6,990

Joseph A. Kneller	12/31/07	12/11/07	1,000	31.25	6,990

__________

*

Option awards were approved by the Board of Directors on December 11, 2007 to be effective on the last business day of the year. The exercise price was equal to the fair market value of the Common Stock on the Grant Date in each case.

William W. Davis, Jr. and Lewis J. Critelli have each entered into three-year employment agreements with Wayne Bank. The employment agreements provide for annual one-year renewals on each anniversary date of the agreements unless either party provides prior written notice to the contrary. The agreements each provide that the Board of Directors will review their salaries not less often than annually and shall increase their base salary by no less than $6,000 per year in the case of Mr. Davis and no less than $3,000 per year in the case of Mr. Critelli. The employment agreements provide that Messrs. Davis and Critelli will participate equitably in discretionary bonuses that the Board of Directors may award to senior management from time to time. Messrs. Davis and Critelli are also entitled to participate in specified benefit plans and in any fringe benefits made available to senior management. Messrs. Kasper, Sanders and Kneller have each entered into three-year Change-in-Control Severance Agreements which provide payments in the event of their termination in certain circumstances but which do not create employment obligations. For additional information, see “Potential Payments Upon Termination or Change-in-Control.”

For fiscal year 2007, the Board of Directors increased the base salaries of the Named Executive Officers by approximately 2.6% to 3.3% each based on projected average salary increases in the banking industry and individual performance. The Board of Directors established a bonus pool for all employees equal to 4.3% of pre-tax earnings. Cash bonuses were awarded to the Named Executive Officers based on a percentage of the total pool relating to the Compensation Committee’s judgment as to their relative contribution to the success of the Company.

Consistent with its objective of using equity-based compensation as incentives for long-term performance and to align the interests of management with those of stockholders, the Board of Directors awarded options to the Named Executive Officers in December 2007. The 2007 grants were made effective as of the last trading day on the year. In each case, the options do not vest and become exercisable until one year from the date of grant. Award amounts were based on the Compensation Committee’s assessment of the relative contribution to the Company’s success. Approximately 50% of options awarded in 2007 were awarded to the Named Executive Officers with the remaining options granted to other officers of the Bank. Using the Black-Scholes Option Pricing Model and the assumptions described on Note 12 of Notes to the Consolidated Financial Statements, we determined that the fair value of each option granted in December 2007 was $6.99.

In accordance with SEC regulations, the Summary Compensation Table treats the increase in the present value of the Named Executive Officer’s retirement benefit under the Salary Continuation Plan as an item of compensation. The Salary Continuation Plan provides that the Named Executive Officers will receive a fixed annual payment beginning at retirement at age 62 for a period of 15 years. The increase in present value is a function of the annual accrual to fully vest the Named Executive Officer at retirement age.

The Summary Compensation Table includes various miscellaneous income items under “All Other Compensation.” Under the Company’s 401(k) Plan, eligible employees may annually contribute between 2% and 10% of their compensation to their accounts in the 401(k) Plan. The Company generally matches employee contributions up to 2% of salary. In 2007, the Company made an additional contribution of 8% of salary. Since the Named Executive Officers each contributed at least 2% of salary, a contribution of 10% was made to each of their accounts. The Company pays premiums on life insurance coverage for all eligible employees including the Named Executive Officers with insurance coverage of three times base salary. Each Named Executive Officer also participates in the Wayne Bank Employee Stock Ownership Plan. Each plan year, the Bank makes a contribution to the ESOP which is used to purchase Common Stock that is allocated to the accounts of participants in approximate proportion to their wages subject to certain IRS rules which limit the maximum amount that can be allocated to a participant’s account.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning outstanding equity awards of the Named Executive Officers at fiscal year end.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

William W. Davis, Jr.		3,000 (1)	$31.25	12/31/2017
	3,000		31.50	12/29/2016
	4,200		30.38	04/25/2016
	4,200		30.00	12/14/2014
	4,200		23.95	12/09/2013
	3,938		19.05	12/10/2012
	4,725		16.98	12/11/2011
	4,725		14.12	12/14/2009
	6,300		15.24	12/08/2008

Lewis J. Critelli		2,500 (1)	$31.25	12/31/2017
	2,500		31.50	12/29/2016
	3,150		30.38	04/25/2016
	3,150		30.00	12/14/2014
	3,150		23.95	12/09/2013
	3,150		19.05	12/10/2012
	3,150		16.98	12/11/2011
	3,150		10.36	12/12/2010
	3,150		14.12	12/14/2009
	4,725		15.24	12/08/2008

Edward C. Kasper		1,500 (1)	$31.25	12/31/2017
	1,500		31.50	12/29/2016
	2,100		30.38	04/25/2016
	2,625		30.00	12/14/2014
	2,625		23.95	12/09/2013
	2,363		19.05	12/10/2012
	2,363		16.98	12/11/2011
	2,363		10.36	12/12/2010
	2,363		14.12	12/14/2009
	3,938		15.24	12/08/2008

John H. Sanders		1,000 (1)	$31.25	12/31/2017
	1,000		31.50	12/29/2016
	1,575		30.38	04/25/2016
	1,575		30.00	12/14/2014
	1,575		23.95	12/09/2013
	1,575		19.05	12/10/2012
	1,575		16.98	12/11/2011

Joseph A. Kneller		1,000 (1)	$31.25	12/31/2017
	1,000		31.50	12/29/2016
	1,575		30.38	04/25/2016
	1,575		30.00	12/14/2014
	1,575		23.95	12/09/2013

                (1)     Award vests and becomes exercisable on December 31, 2008.

Option Exercises and Stock Vested. The following table provides information regarding exercises of options and vesting of stock awards during the last fiscal year for each Named Executive Officer. The Company does not have a stock awards plan.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)

William W. Davis, Jr.	2,670	$59,060
Lewis J. Critelli	6,300	133,056
Edward C. Kasper	4,725	104,044
John H. Sanders	6,301	109,807
Joseph A. Kneller	—	—

(1)	Equals the difference between the exercise price and fair market value of the underlying common stock on the date of exercise times the number of options exercised.

Pension Benefits. The following table provides information with respect to each defined benefit pension plan in which a Named Executive Officer may receive payments or other benefits at, following, or in connection with retirement.

Name	Plan Name	Number Of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year

William W. Davis, Jr.	Salary Continuation Plan	8 years	$441,451	$0
Lewis J. Critelli	Salary Continuation Plan	8 years	112,026	0
Edward C. Kasper	Salary Continuation Plan	8 years	200,201	0
John H. Sanders	Salary Continuation Plan	8 years	53,233	0
Joseph A. Kneller	Salary Continuation Plan	8 years	111,968	0

(1)	The credited years of service are based on the plan date of 1999.
(2)	Amount shown is present value of total payments over payout term using a 7.50% discount rate.

The Bank has entered into salary continuation agreements with the Named Executive Officers. The purpose of the salary continuation plan is to provide the Named Executive Officers with an additional retirement benefit in excess of the maximum benefit payable under the tax-qualified 401(k) plan. The agreements provide that upon termination of employment on or after reaching the age of 62, Messrs. Davis, Critelli, Kasper, Sanders and Kneller will be entitled to an annual retirement benefit equal to $49,268, $61,000, $29,000, $24,000 and $14,000, respectively, payable over 15 years. The retirement benefit is fixed and not dependent on pre-retirement compensation. In the event of death during active service, the Named Executive Officer’s beneficiary will be entitled to the normal retirement benefit commencing on the date of death. In the event of disability or early termination for a reason other than death, disability, cause or following a change-in-control, the Named Executive Officers are entitled to a reduced benefit payable beginning with 90 days of disability in the case of disability or at normal retirement age in the case of early termination. The amounts payable under early termination and disability are based upon the plan years in which the event occurred. If the Named Executive Officers work past age 62, they are eligible for an increased benefit of 4% per year, pro rated at 0.3274% per month compounded up to age 65. The Named Executive Officers are not entitled to benefits in the event they are terminated for cause. On a change of control of the Company, the Company will pay the normal retirement benefit to the Named Executive Officers in 12 equal monthly installments payable on the first day of each month commencing with the month following attaining age 62 and continuing for 179 additional months. The Named Executive Officers will not be entitled to any benefit if they violate certain non-compete provisions including becoming employed by or participating in the management of another bank or thrift following a termination of employment. These non-compete provisions, however, do not apply following a change-in-control.

Potential Payments Upon Termination or Change-in-Control. The Named Executive Officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the Named Executive Officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.

Name and Plan	Voluntary Termination	Early Termination	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control Termination	Disability	Death

William W. Davis, Jr.
Employment Agreement(1)	$0	$0	$0	$507,000	$0	$653,100	$0	$0
Salary Continuation Plan(2)	430,055	430,055	430,055	430,055	0	430,055	430,055	430,055
Stock Option Plan(3)	0	0	0	0	0	20,970	20,970	20,970

Lewis J. Critelli
Employment Agreement(1)	0	0	0	328,250	0	425,400	0	0
Salary Continuation Plan(2)	305,821	305,821	548,357	305,821	0	548,357	107,396	548,357
Stock Option Plan(3)	0	0	0	0	0	17,475	17,475	17,475

Edward Kasper
Change-in-Control
Severance Agreement(1)	0	0	0	0	0	234,000	0	0
Salary Continuation Plan(2)	222,884	222,884	260,694	222,884	0	260,694	191,924	260,694
Stock Option Plan(3)	0	0	0	0	0	10,485	10,485	10,485

John Sanders
Change-in-Control
Severance Agreement(1)	0	0	0	0	0	206,000	0	0
Salary Continuation Plan(2)	125,187	125,187	215,747	125,187	0	215,747	51,042	215,747
Stock Option Plan(3)	0	0	0	0	0	6,990	6,990	6,990

Joseph Kneller
Change-in-Control
Severance Agreement(1)	0	0	0	0	0	202,000	0	0
Salary Continuation Plan(2)	115,676	115,676	125,852	115,676	0	125,852	107,343	125,852
Stock Option Plan(3)	0	0	0	0	0	6,990	6,990	6,990

(1)

Amount shown is lump sum payment to which named executive officer would be entitled in the event of a change-in-control or the remainder payments under the contract in the event of an involuntary not for cause termination.

(2)	Amount shown is present value of 180 months of payments over payout term using a 7.50% discount rate.
(3)

Amount shown is equal to fair value of unvested portion of options at December 31, 2007 calculated using the Black-Scholes Option Pricing Model and the assumptions contained in Note 12 of Notes to Consolidated Financial Statements. Since the only unvested options were granted on December 31, 2007 at an exercise price equal to the fair market value of the Common Stock on the date of grant, there was no excess of fair market value over exercise price at that date

Employment Agreements. Under their Employment Agreements, the Company or the Bank may terminate Mr. Davis’s and Mr. Critelli’s employment at any time for “just cause” as defined in the Agreement without further liability. If the Company or the Bank terminated Messrs. Davis and Critelli without just cause, they would be entitled to a continuation of their salaries for the remaining term of the Agreement with a minimum of one year from the date of termination as well as the continuation of other benefits. In the event of an involuntary termination or voluntary termination with good reason during the period beginning six months prior and ending one year after a change in control, Messrs. Davis and Critelli will be paid in a lump sum an amount equal to three times the five-year average of his annual compensation minus $1.00. Under the Agreements, Messrs. Davis and Critelli are prohibited from competing with the Bank for one year if their employment is terminated for just cause or they resign for a reason other than good reason.

Severance Agreements. The Bank has entered into change-in-control severance agreements with Messrs. Kasper, Kneller and Sanders which provide for severance payments in connection with a change-in-control in the same circumstances as the Employment Agreements of Messrs. Davis and Critelli. The severance agreements have terms of three years, renewable annually, and severance protection upon a termination of employment in connection with a change in control of the Bank, with such payment equaling two times the current annual compensation of Messrs. Kasper, Kneller and Sanders.

Salary Continuation Plan. For a description of the Salary Continuation Plan, see “ – Pension Benefits” above.

Stock Option Plan. The stock option plan provides that each outstanding stock option will become immediately vested in the event of the death or disability of the optionee or upon a change-in-control of the Company.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Norwood Financial Corp. who are not Named Executive Officers for the last completed fiscal year (2007).

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total

Russell L. Ridd *	$8,200	—	$5,468	—	—	$—	$13,668
John E. Marshall	25,200	—	5,468	—	—	—	30,668
Kenneth A. Phillips	24,600	—	5,468	—	—	181	30,249
Ralph A. Matergia	24,300	—	5,468	—	—	181	29,949
Richard L. Snyder	22,200	—	5,468	—	—	—	27,668
Gary P. Rickard	25,800	—	5,468	—	—	446	31,714
Daniel J. O’Neill	25,200	—	5,468	—	—	—	30,668
Susan Gumble-Cottell	24,300	—	4,045	—	—	90	28,435
Andrew A. Forte	13,150	—	—	—	—	20	13,170

*	Mr. Ridd retired from the board in April, 2007 and is now Director Emeritus of the Company.
(1)

Includes $2.41 and $8.09 of expense recognized per option for options granted in April and December 2006, respectively. For assumptions used, see Note 12 of Notes to Consolidated Financial Statements in the 2007 Annual Report to Stockholders. The grant-date fair value of the options awarded to Directors in December. 2007 was $6.99 each. At December 31, 2007, Directors had the following number of stock option awards outstanding:

Name	Number of Options

Russell L. Ridd	1,025
John E. Marshall	1,000
Kenneth A. Phillips	4,300
Ralph A. Matergia	1,525
Richard L. Snyder	4,300
Gary P. Rickard	1,528
Daniel J. O’Neill	5,088
Susan Gumble-Cottell	1,000
Andrew A. Forte	500

(2)	Consists of the value of life insurance premiums paid by the Company for the benefit of the director.

The Company does not presently compensate its directors. Each director of the Company is also a director of the Bank and receives fees accordingly. Mr. William W. Davis, Jr., President and Chief Executive Officer of the Company and the Bank, does not receive board or committee fees for his participation thereon. Each non-employee member of the Bank’s Board of Directors receives a retainer of $1,750 per month. In addition, fees are paid for various committee meetings as follows: Trust Committee ($300); Audit Committee ($300); Compensation Committee ($300); and Loan Committee ($300). For the fiscal year ended December 31, 2007, fees paid to all directors totaled approximately $193,000, all of which were paid by the Bank. The Company pays for life insurance coverage of $50,000 for each director.

Under the 2006 Stock Option Plan, stock options for 525 shares each were awarded to non-employee directors effective upon stockholder approval of the plan for 2005 and options for 500 shares were awarded on December 29, 2006. Options for 500 shares were awarded to each non-employee director effective December 31, 2007. The exercise price of these options was in each case equal to the fair market value of the underlying Common Stock on the effective date of grant. In each case, the options vest and become exercisable one year from the date of grant. Additional options may be granted to non-employee directors on an annual basis on a date established by the Compensation Committee.

RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank. Any transactions with such parties including loans and commitments are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features. All loans to directors and executive officers are approved by the entire Board of Directors in advance with the director or executive officer abstaining from participating directly or indirectly in the voting.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Beard Miller Company LLP was the Company’s independent auditors for the 2007 fiscal year. The Board of Directors has appointed Beard Miller Company LLP to be its independent auditors for the fiscal year ending December 31, 2008, subject to ratification by the Company’s stockholders. The engagement of Beard Miller Company LLP was approved in advance by the Audit Committee. A representative of Beard Miller Company LLP is expected to be available at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if the representative so desires.

Audit Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2007 and 2006 were $132,368 and $80,918, respectively.

Audit Related Fees. The aggregate fees billed by Beard Miller Company LLP for assurance and related services related to the performance of the employee benefit plan audit and services in connection with the Company’s Sarbanes-Oxley compliance for the years ended December 31, 2007 and 2006 were $8,233 and $10,238, respectively.

Tax Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for preparation of state and federal tax returns and other tax matters for the years ended December 31, 2007 and 2006 were $12,454 and $11,356, respectively.

All Other Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2007 and 2006 were $0 and $0, respectively.

The Audit Committee has not adopted any pre-approval policies and procedures for audit and non-audit services to be performed by the independent auditors. Such services are approved in advance by the Audit Committee itself. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.

Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Beard Miller Company LLP as the Company’s independent auditors for the 2008 fiscal year.

REPORT OF THE AUDIT COMITTEE

For the fiscal year ended December 31, 2007, the Audit Committee: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the Company’s independent auditor, Beard Miller Company LLP, all matters required to be discussed under Statement on Auditing Standards No. 61; and (iii) received Beard Miller Company LLP’s disclosures regarding Beard Miller Company LLP’s independence as required by Independence Standards Board Standard No. 1 and discussed with Beard Miller Company LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee:
Richard L. Snyder – Chairman
Dr. Kenneth A. Phillips
John E. Marshall
Ralph A. Matergia
Susan Gumble-Cottell
Andrew A. Forte

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and the beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish us with copies of such reports. To the best of our knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2007 fiscal year except for Mr. Rickard who was late filing one Form 4. We are not aware of any beneficial owners of more than 10% of the Common Stock.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2009, stockholder proposals must be submitted to the Secretary at the Company’s office, 717 Main Street, Honesdale, Pennsylvania 18431, on or before November 21, 2008. Under the Articles of Incorporation, in order to be considered for possible action by stockholders at the 2008 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company’s proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 22, 2009.

OTHER MATTERS

The Board of Directors does not know of any other matters that are likely to be brought before the Annual Meeting. If any other matters, not now known, properly come before the Annual Meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

MISCELLANEOUS

The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses that they incur in forwarding proxy materials to the beneficial owners of Common Stock. In addition to soliciting proxies by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s 2007 Annual Report to Stockholders accompanies this proxy statement. Except to the extent specifically incorporated by reference, the Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference herein. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 will be furnished without charge to stockholders as of the Record Date upon written request to Lewis J. Critelli, Secretary, Norwood Financial Corp., 717 Main Street, Honesdale, Pennsylvania 18431.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Lewis J. Critelli
LEWIS J. CRITELLI Secretary

Honesdale, Pennsylvania

March 20, 2008

Norwood

Financial Corp. [Logo]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please complete, date, sign and mail the

detached proxy card in the enclosed postage-prepaid envelope.

PROXY VOTING COMPLETE BOTH SIDES OF THIS PROXY AND RETURN IN THE ENCLOSED ENVELOPE TO: Illinois Stock Transfer Co. 209 West Jackson Boulevard Chicago, Illinois 60606

DETACH PROXY CARD HERE

Should the undersigned be present and elect to vote at the Meeting, or any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written nofitication to the Secretary of the Company of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy, of Notice of the Meeting, a proxy statement dated March 20, 2008 and a 2007 Annual Report to Stockholders.

V	A

NORWOOD

Financial Corp. [Logo]

If you plan to personally attend the Annual Meeting of Stockholders, please check the box below and list names of attendees on reverse side

Return this stub in the enclosed envelope with your completed proxy card

I/We do plan to attend the            ☐

Annual Meeting

COMMON

O	B
T	O
E	V
R	E

C	N
O	A
N	M
T	E
R
O	H
L	E
	R	COMMON
N	E
U		Signature
M
B		Signature
E
R		Date	, 2008

Please sign exactly as your name appears above. When signing as attorney, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

	NORWOOD FINANCIAL CORP. Annual Meeting of Stockholders, April 22, 2008				COMMON

NAMES OF PERSONS ATTENDING

The undersigned hereby appoints the official proxy committee of the Board of Directors of the Norwood Financial Corp. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania 18431, on Tuesday, April 22, 2008, at 11:00 a.m. local time and at any and all adjournments thereof, as follows:

	1. The election as director of all nominees listed below: 01 Daniel J. O’Neill 02 Dr. Kenneth A. Phillips 03 Gary P. Rickard	FOR ☐ ☐ ☐	VOTE WITHHELD ☐ ☐ ☐

	2. To ratify the appointment of Beard Miller Company, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends as vote “FOR” each of the above propositions

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THE PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Norwood

Financial Corp. [Logo]

ESOP VOTING INSTRUCTION FORM

Please complete both sides, date, sign and mail the

detached voting instruction form in the enclosed postage-prepaid envelope.

DETACH VOTING INSTRUCTION FORM HERE

V	A

NORWOOD

Financial Corp. [Logo]

If you plan to personally attend the Annual Meeting of Stockholders, please check the box below and list names of attendees on reverse side

Return this stub in the enclosed envelope with your completed voting instruction form

I/We do plan to attend the            ☐

Annual Meeting

O	B
T	O
E	V
R	E

C	N
O	A
N	M
T	E
R
O	H
L	E
	R	ESOP
N	E
U		Signature
M
B		Signature
E
R		Date	, 2008

Please sign exactly as your name appears above. When signing as attorney, administrator or trustee, please give your full title. If shares are held jointly, each holder should sign.

	NORWOOD FINANCIAL CORP. Annual Meeting of Stockholders, April 22, 2008			ESOP

NAMES OF PERSONS ATTENDING

The undersigned hereby instructs the Trustees of the Wayne Bank Employee Stock Ownership Plan (“ESOP”) of Norwood Financial Corp. (the “Company”) to vote all shares of common stock allocated to the account of the undersigned in the ESOP at the Annual Meeting of Stockholders (the “Meeting”), to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania 18431, on Tuesday, April 22, 2008, at 11:00 a.m. local time and at any and all adjournments thereof, as follows:

	1. The election as director of all nominees listed below: 01 Daniel J. O’Neill 02 Dr. Kenneth A. Phillips 03 Gary P. Rickard	FOR ☐ ☐ ☐	VOTE WITHHELD ☐ ☐ ☐

	2. To ratify the appointment of Beard Miller Company, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends as vote “FOR” each of the above propositions

If you return the form properly signed, but you do not otherwise specify, shares will be voted “FOR” the above listed nominees and proposals. If you do not return this form, your shares will be voted by the Trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duty of the trustees.